UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2023

BLUE FOUNDRY BANCORP

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40619	86-2831373
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

19 Park Avenue, Rutherford, New Jersey	07070
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 939-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	BLFY	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Blue Foundry Bancorp (the “Company”) was held on May 18, 2023. Set forth below are the final voting results as provided by First Coast Results, Inc., the independent Inspector of Election for the Annual Meeting, for the proposals considered and voted upon at the Annual Meeting. Because of the contested nature of the Annual Meeting, there were no broker non-votes on any proposal submitted to a vote at the Annual Meeting.

1.	J. Christopher Ely and Robert T. Goldstein were elected as directors of the Company for three-year terms or until their successors are duly elected and qualified, by the following vote:

	For	Withhold
J. Christopher Ely	12,481,459	3,640,169
Robert T. Goldstein	12,530,376	3,585,867
Jennifer Corrou	3,449,887	12,579,772
Raymond J. Vanaria	3,381,351	12,641,380

2.	The appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 was ratified by the following vote:

For	Against	Abstentions
15,701,398	325,908	163,171

3.

The Merger Agreement with the Company’s wholly owned subsidiary for the purpose of restating the Company’s Certificate of Incorporation to declassify the Board of Directors and eliminate supermajority voting requirements to amend the Certificate of Incorporation and Bylaws of the Company was approved by the following vote:

For	Against	Abstentions
15,283,517	516,118	390,842

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Blue Foundry Bancorp

DATE: May 23, 2023	By:	/s/ James D. Nesci
James D. Nesci President and Chief Executive Officer